EXHIBIT 11


            SUPER FOOD SERVICES, INC. AND SUBSIDIARIES
               COMPUTATION OF NET INCOME PER SHARE

                          Weighted
                           Average
                          Number of
                           Shares                       Per
                         Outstanding     Net Income    Share

August 28, 1993:
  Net income                             $9,216,000
  Common stock
    outstanding as
    of August 30, 1992    10,891,000
  Exercise of stock
    options (15,000
    shares issued)             2,000
                          __________     __________    _____
                          10,893,000     $9,216,000    $0.85
                          __________     __________    _____
                          __________     __________    _____

Effect of outstanding
  stock options which
  is less than 3% and
  not required to be
  disclosed in the
  financial statement
  (197,000 shares)             6,000
                          __________     __________    _____
                          10,899,000     $9,216,000    $0.85
                          __________     __________    _____
                          __________     __________    _____

August 27, 1994:
  Net income                             $8,827,000
  Common Stock
    outstanding as
    of August 29, 1991    10,906,000
  Exercise of incentive
    plan (43,000 shares
    issued)                   37,000
                          __________     __________    _____
                          10,943,000     $8,827,000    $0.81
                          __________     __________    _____
                          __________     __________    _____

Effect of outstanding
  stock options which
  is less than 3% and
  not required to be
  disclosed in the
  financial statement
  (255,000 shares)            41,000
                          __________     __________    _____
                          10,984,000     $8,827,000    $0.80
                          __________     __________    _____
                          __________     __________    _____

August 26, 1995:
  Net income
  Common stock
    outstanding as
    of August 28, 1994
    and August 26, 1995   10,949,000     $9,065,00     $0.83
                          __________     _________     _____
                          __________     _________     _____

Effect of outstanding
  stock options which
  is less than 3% and
  not required to be
  disclosed in the
  financial statements
  (248,000 shares)            72,000
                          __________     __________    _____
                          11,021,000     $9,065,000    $0.82
                          __________     __________    _____
                          __________     __________    _____